charset=windows-1252"> UNITED STATES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2005

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)
________________________________

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2005, the shareholders of Old National Bancorp (the "Company"), at the Company's Annual Meeting of Shareholders, voted to approve the Company's Short-Term Incentive Compensation Plan effective as of January 1, 2005 (the "Plan").

For 2005, the incentive bonus paid under the Plan is based on the level of achievement of certain performance goals, which have been established by the Compensation and Management Development Committee of the Board of Directors of the Company. The performance criteria for 2005 include the Company's earnings per share, business unit operating income, where applicable, and total risk adjusted revenue.

The incentive bonus paid under the plan to the Company's officers required to report under Section 16(a) of the Securities and Exchange Act of 1934 (the "Section 16 Officers") will be modified by up to 25% depending on the Company's performance as compared to its peer group in the following categories: (i) earnings per share growth; (ii) return on average equity; (iii) non-performing loans; (iv) and efficiency ratio.

A description of the Plan is provided in Item 3 of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 16, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits
99.1

Old National Bancorp Short Term Incentive Compensation Plan (incorporated by reference to Appendix II of Old National Bancorp's Definitive Proxy Statement filed with the Securities and Exchange Commission on March 16, 2005)

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: May 4, 2005

By: /s/ Christopher A. Wolking
Christopher A. Wolking
Executive Vice President and Chief Financial Officer